SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                                  ALPNET, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   1)     Title of each class of securities to which transaction applies:
   2)     Aggregate number of securities to which transaction applies:
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   4)     Proposed maximum aggregate value of transaction:
   5)     Total fee paid:
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:
   (2)    Form, Schedule or Registration Statement No.:
   (3)    Filing Party:
   (4)    Date Filed:

                                  ALPNET, INC.

                      4460 SOUTH HIGHLAND DRIVE, SUITE #100
                        SALT LAKE CITY, UTAH  84124-3543

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1997

To the Shareholders of ALPNET, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of ALPNET, Inc. (the "Company"), will be held on Thursday, May 22, 1997, at 1:00 p.m., Mountain Daylight Time, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, for the following purposes:

1.   To elect directors for the terms specified in the enclosed Proxy Statement;

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1997; and

3.   To transact any other business which may properly come before the meeting.

     Only the shareholders of record at the close of business on March 14, 1997 are entitled to receive notice and to vote at the meeting and any adjournments thereof. A list of shareholders as of such date will be available for examination by any shareholder for any appropriate purpose relating to the meeting, at the offices of the Company, for ten days prior to May 22, 1997.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.
                                              By Order of the Board of Directors

                                                                 D. Kerry Stubbs
                                                                       Secretary

Salt Lake City, Utah
March 31, 1997

     IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY MARK, SIGN, DATE AND RETURN the accompanying form of proxy in the enclosed self-addressed envelope. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person. The proxy may be revoked at any time prior to its exercise in the manner described in the Proxy Statement.


                                  ALPNET, INC.

                      4460 SOUTH HIGHLAND DRIVE, SUITE #100
                        SALT LAKE CITY, UTAH  84124-3543

                                 MARCH 31, 1997

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of ALPNET, Inc. (the "COMPANY"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Thursday, May 22, 1997, at 1:00 p.m., Mountain Daylight Time, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about April 7, 1997.

     Your vote is important. Accordingly, you are urged to sign and return the enclosed proxy whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

     ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT ANY TIME BEFORE IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY, IN WRITING, OF THE REVOCATION, OR BY DULY EXECUTING ANOTHER PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND EXPRESSING A DESIRE TO VOTE HIS OR HER SHARES IN PERSON.

     The cost of this solicitation will be borne by the Company. The Company will use its own employees to assist in the solicitation of proxies. Although there is no formal agreement to do so, the Company may also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                                VOTING SECURITIES

     The Company's authorized capital stock consists of 40 million shares of no par value Common Stock and 2 million shares of Preferred Stock. As of March 14, 1997 (the "RECORD DATE"), shares which are entitled to vote at the meeting include: (i) 18,536,196 shares of Common Stock; and (ii) 527,691 shares of series C Preferred Stock and 87,339 shares of series D Preferred Stock which have voting rights as if the preferred shares had been converted to common shares at the ratio of nine common shares for each preferred share, for a total equivalent number of 4,749,219 common shares and 786,051 common shares, for series C and D, respectively. Only those shareholders of record at the close of business on the Record Date will be entitled to vote. Each shareholder of Common Stock will be entitled to one vote for each common share owned by him or her. Each shareholder of series C or series D Preferred Stock will be entitled to nine votes for each series C or series D preferred share owned by him or her. The affirmative vote of a majority of shares represented at the meeting will be the act of the shareholders. Unless contrary instructions are given, all shares represented by the persons named in the enclosed form of proxy will be voted "FOR" each of the proposals and otherwise in the discretion of any of the persons acting as proxies.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 14, 1997, the beneficial ownership of the Company's Common Stock and Common Stock equivalents by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and (ii) all directors and executive officers as a group. Detailed information regarding voting securities beneficially owned by directors and director nominees is disclosed under Election of Directors, below. The information shown below was furnished to the Company by the respective persons listed.

                                                      Shares of
                                                    Common Stock
                                                   and Equivalents                   Percent of
                                                    Beneficially                    Common Stock
               Name and Address                      Owned as of                   and Equivalents
               of Beneficial Owner              March 14, 1997 (1) (2)           Outstanding (1) (2)
               H. F. Boeckmann, II                   5,631,389(3)                        24.2%
                 15505 Roscoe Boulevard
                 Sepulveda, CA  91343

               Gruber & McBaine Capital Management   1,130,000                            6.1%
                50 Osgood Place
                San Francisco, CA 94133

               Michael F. Eichner                    1,135,837(4)                         5.9%
                69A Parkhall Road
                West Dulwich
                London SE21 8EX
                United Kingdom

               Ogilvy & Mather (Canada) Ltd          1,068,076                            5.8%
                 33 Yonge Street
                 Toronto, Ontario
                 Canada  M5E 1X6

               NFT Ventures, Inc.                    1,012,681                            5.5%
                 899 West Center Street
                 Orem, UT 84057

               Jaap van der Meer                     1,003,246                            5.4%
                Havengebouw
                De Ruyterkade 7
                1013 AA Amsterdam
                The Netherlands

               All executive officers and            2,173,754(5)                        11.3%
                 directors as a group
                (5 persons)

(1)  The persons  named in this  table have  sole voting power  with respect  to all  shares of Common Stock  and Common  Stock equivalents beneficially owned  by them, subject to joint  tenancy and community property  laws, where applicable, and the information contained in the notes to this table.

     The number  of shares and the  percentages indicated in the  table have been  computed assuming that  each shareholder has exercised all available options to acquire Common Stock and has converted all Preferred  Stock to Common Stock and that no other shareholder has made  the same exercise or  conversion, thus indicating the  maximum number and percentage of  share ownership possible.

     The Preferred Stock has voting rights as  if the Preferred Stock has been converted to Common Stock, at the  ratio of nine
     common  shares for  each preferred share  of series C  or D  Preferred Stock.   Holders of the Preferred  Stock have these
     voting rights even if the Preferred Stock is never converted to Common Stock.

(2)  These  amounts do  not include  shares reserved  for issuance  pursuant to  exercise of  stock  options granted  under the
     Company's Stock Option Plans which are not exercisable within 60 days of March 14, 1997.

(3)  Includes:  (i)  44,750 shares  of  Common Stock  owned  by Mr.  Boeckmann's immediate  family,  as to  which  he disclaims beneficial  ownership; and (ii) 4,749,219 shares of Common Stock issuable upon the exercise of the right to convert series
     C Preferred Stock which right is exercisable within 60 days of March 14, 1997.

(4)  Includes 786,051 shares of Common Stock issuable upon the exercise of  the right to convert series D Preferred Stock which right is exercisable within 60 days of March 14, 1997.

(5)  Includes:  (i) 1,387,703 shares of Common  Stock issued and outstanding; and  (ii) 786,051 shares of Common Stock issuable upon the exercise of the right to convert series D Preferred Stock which right is exercisable within 60 days  of March 14,
     1997.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     At the meeting, five directors are to be elected to hold office for one year or until their successors shall be elected and qualified or until they resign. Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of the persons identified as nominees for director in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. The election of each director requires the affirmative vote of not less than a majority of the issued and outstanding Common Stock and Preferred Stock represented and entitled to vote at the meeting. Each share of Common Stock will be entitled to one vote for each director and each share of series C or series D Preferred Stock will be entitled to nine votes for each director.

     No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was nominated or is to be elected as a director or officer.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTORS OF THE COMPANY.

                           INFORMATION ABOUT DIRECTORS

     The following table sets forth the name and age of each nominee, the position and office with the Company held by each nominee, the year each first became a director, and the beneficial ownership of stock in the Company of each. The information below the table sets forth the principal occupation, employment and business experience of each nominee for the past five years.

                                                                         Shares of
                                                                        Common Stock
                                                                      and Equivalents                 Percent of
                                                     First           Beneficially Owned              Common Stock
Name, Address                                       Became                 As of                   and Equivalents
and Position                           Age        a Director       March 14, 1997(1) (2)          Outstanding(1) (2)

Nominees for Director
Michael F. Eichner                     51             1988               1,135,837(3)                    5.9%
   69A Parkhall Road
   West Dulwich
   London  SE21 8EX
   United Kingdom
   Director and Chairman

Thomas F. Seal                         43             1989                  30,671                         *
   4460 South Highland Drive
   Suite #100
   Salt Lake City, UT 84124
   President and Chief
     Executive Officer,
     Director

John W. Wittwer                        51             1993                       0                         *
   4460 South Highland Drive
   Suite #100
   Salt Lake City, UT  84124
   Executive Vice President,
     Director

Jaap van der Meer                      42             1996               1,003,246                       5.4%
   Havengebouw
   De Ruyterkade 7
   1013 AA Amsterdam
   The Netherlands
   Vice President Sales and
     Marketing, Director

James R. Morgan                        50          New nominee                   0                         *
   1273 Nola Drive                              (Former director
   Centerville, UT 84014                          1990 - 1995)

*        Less than 1%

(1)  The  persons named  in this  table have  sole voting  power with respect  to all  shares of
     Common Stock  and Common  Stock equivalents beneficially  owned by them,  subject to  joint tenancy  and community property  laws, where  applicable, and the  information contained in the notes to this table.

     The number of shares and the percentages indicated in the table have been computed assuming
     that each  director or nominee has exercised all   available options to acquire  Common Stock
     and has  converted all Preferred Stock to  Common Stock and that no other shareholder has made the same exercise or  conversion, thus indicating the maximum number and percentage  of share ownership possible.

(2)  These amounts  do not  include shares  reserved for  issuance pursuant  to exercise  of stock options  granted under  the Company's Stock Option Plans which are not exercisable within 60 days of March 14, 1997.

(3)  Includes 786,051 shares of Common Stock issuable upon the exercise of the  right to convert series D Preferred Stock which right is exercisable within 60 days of March 14, 1997.

MICHAEL F. EICHNER. Mr. Eichner has served as a director of the Company since May 1988 and is currently the Chairman of the Board of Directors. He was serving as Executive Chairman of Interlingua Group Ltd. of London England (then the largest translation Company in Europe) from 1985 until March 1988 when Interlingua was acquired by ALPNET, Inc. He joined Interlingua in 1978 and served as its Managing Director until 1985 when he assumed the position of Executive Chairman. Mr. Eichner is Chairman of Eurosis Group P.L.C. of London, England, a company involved in providing leased equipment and personnel to the international conference and meetings industry.

THOMAS  F.  SEAL.   Mr. Seal  joined the  Company  in January  1987 as  its Vice
President of Research and Development. In June 1988, Mr. Seal assumed responsibility for the Company's Canadian operations, and he resided in Canada from October 1988 to March 1989 where he directed the restructuring of Canadian operations. In April 1989, Mr. Seal returned to the U.S., and was named President and Chief Executive Officer in May 1989. Mr. Seal was elected to the Board of Directors in June 1989. Mr. Seal presently resides in London where he oversees the worldwide operations of the Company. Mr. Seal received his B.S. degree in Computer Science from Brigham Young University in 1975, and since that time has held a variety of technical and management positions in companies related to the computer industry.

JOHN W. WITTWER. Mr. Wittwer is one of the founders of the Company. He has been employed by the Company since 1982 serving in various positions including
Vice President of Finance and Administration, Director of Administration, Executive Vice President, Chief Executive Officer, Treasurer and Chief Financial and Accounting Officer. Mr. Wittwer is a Certified Public Accountant, is currently serving as Executive Vice President and U.S. Country Manager, and has served as a director of the Company since May 1993.

JAAP VAN DER MEER. Mr. Van der Meer joined ALPNET in September 1995 assuming responsibilities for strategic development and worldwide sales and marketing. Before Mr. Van der Meer joined ALPNET, he was the CEO of the INK Network, a leading international translation/localization company. Mr. Van der Meer founded INK in 1980 and he and his partners sold the company to R.R. Donnelley & Sons Company in 1993. At the end of 1994, Mr. Van der Meer left Donnelley to pursue his interests in combining telecommunications with language services and worked on various consultancy projects in this area before joining ALPNET. Mr. Van der Meer is of Dutch nationality and studied linguistics and literature at the University of Amsterdam. He has served as a director of the Company since May 1996.

JAMES R. MORGAN. Mr. Morgan is an attorney currently serving as an officer and director of a closely held private venture capital firm. Mr. Morgan previously served as a director of the Company from May 1990 to December 1995 and as Chairman of the Board from May 1993 to December 1995. From March 1987 to September 1995, Mr. Morgan was an officer of NFT Ventures, Inc., a private investment company, which is a principal shareholder of the Company. Prior to his affiliation with NFT Ventures, Inc. and its related companies, Mr. Morgan was a founder and director of a real estate syndication firm from 1983 to 1987. From December of 1979 through June 1983, he was employed by CFS Financial Corporation serving in the General Counsel's office. From 1974 through 1979, he maintained a private law practice. Mr. Morgan holds a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

     The Board of Directors has the responsibility of establishing broad corporate policies and overseeing the overall performance of the Company. Regular meetings of the Board of Directors are held once each quarter, and special meetings are scheduled when required. There were four regular meetings and three special meetings of the Board of Directors during 1996. All directors attended all of the regular meetings and all of the special meetings.

     The Company has a standing Audit and Budget Committee of the Board of Directors which is currently comprised of Messrs. Eichner and Seal. The principal audit-related functions of the Audit and Budget Committee are to consider and recommend the selection of independent public accountants to audit the Company's financial statements; to review the Company's internal accounting policies and controls; to review with the independent public accountants the scope and content of their audit and their recommendations and comments with respect to internal controls and accounting systems; and to reinforce the independence of the independent public accountants. The principal budget-related function of the Committee is to review and recommend for approval the annual budget of the Company. During 1996, the Audit and Budget Committee held one meeting.

     The Company also has a standing Compensation Committee, currently comprised of Messrs. Eichner and Seal. The functions of the Compensation Committee include reviewing and making recommendations concerning the compensation of executive officers, the granting of stock options to employees, and the compensation policies of the Company. The Compensation Committee held one meeting in 1996.

                            COMPENSATION OF DIRECTORS

     During 1996, members of the Board of Directors were paid a quarterly fee of $200 for services as a director. In addition, each director was paid $200 for attendance at each meeting of the Board of Directors and $75 for attendance at each meeting of any committees thereof. In total, $7,750 of directors' fees were paid in 1996.

     In addition to the above remuneration, Mr. Eichner was paid a total of $24,996 for independent consulting services provided to the Company during 1996.

                          CERTAIN SIGNIFICANT EMPLOYEES

     In addition to the directors who also serve as officers, the Company has certain significant employees who are engaged in management positions in its international translation operations and other areas, as follows:

     RAYMOND J. KING, 40. Country Manager of ALPNET U.K. - South. Mr. King obtained his Bachelor of Arts degree in German in 1979, with additional studies in French and English. He has been with the U.K. operation for 14 years and presently manages ALPNET U.K.'s international project management team as well as its in-house electronic publishing group. Mr. King speaks English and German.

     GERALDINE LIM, 43. Director of ALPNET Asia. Ms. Lim was born in Singapore and attended both Chinese and English schools developing her language skills. Her professional career started in the travel industry in the Far East. In the Singapore Foreign Service, she headed the Consular and Administrative Departments of the Singapore Commission in Hong Kong. Thereafter, she was a freelance journalist. She is currently responsible for ALPNET's Asian operations in Singapore, Hong Kong, Korea, China and Japan. Ms. Lim is fluent in Chinese and English.

     DAVID J. MARSHALL, 35. Country Manager of ALPNET U.K. - Regions and International Finance Director. Mr. Marshall graduated with a degree in French and German from the University of Durham in 1984. He qualified as a Chartered Accountant with Arthur Andersen & Co. before joining ALPNET in 1988. Mr. Marshall has operational responsibility over several of the U.K. offices and also coordinates accounting and finance matters in the U.K. Mr. Marshall is fluent in English, French and German.

     DR. FRANCOIS MASSION, 42. Country Manager of ALPNET Germany. Dr. Massion graduated as a translator from the University of Mayence. He obtained his Doctorate at Erlangen University. He worked in Germany for 11 years for a large Munich bank, for Erlangen University, and for a large manufacturing company before joining ALPNET in 1989. Dr. Massion is fluent in French, German and English.

     ROBERT H. STANLEY, 49. Commercial Director of ALPNET U.K. Mr. Stanley is an honors graduate of London and Rome Universities in modern languages and phoenetics, and joined the Company in 1970 following a brief career in journalism. Having been involved in several ALPNET offices in the U.K., Europe and U.S. in various capacities, he is currently responsible for new business development and overseeing major U.K. and U.S. client accounts. Mr. Stanley is fluent in French, Italian and Spanish, and also speaks some German and Portuguese.

     D. KERRY STUBBS, 42. Chief Financial Officer, Treasurer, and Secretary. Mr. Stubbs joined the Company in November 1993 as Vice President Finance. He has been Chief Financial Officer and Treasurer since June 1994 and Secretary since February 1995. His responsibilities include coordinating the international accounting, finance and taxation functions of the Company. A Certified Public Accountant, he practiced with Ernst & Young for 13 years prior to joining the Company.

     DANIEL D. VINCENT, 42. Country Manager of ALPNET Canada. Mr. Vincent is a Certified Management Accountant (Canada) and holds an M.B.A. degree from Concordia University and a Bachelor of Business Administration with Honors from Bishops University. Mr. Vincent has been managing ALPNET Canada since 1988. Previously, Mr. Vincent spent three years as Vice President of Finance and Administration at Comp-U-Card Canada, a large telemarketing service, and six years as Corporate Controller/Treasurer for a subsidiary of RCA. Mr. Vincent is fluent in French and English.

                             EXECUTIVE COMPENSATION

     The information set forth below regarding Executive Compensation has been prepared in compliance with SEC Regulation S-B. Regulation S-B simplifies ongoing disclosure and filing requirements for qualifying small businesses in an effort to reduce the compliance burdens placed on them by the Federal securities laws. Accordingly, the Company is exempt from some of the expanded executive compensation reporting requirements.

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Thomas F. Seal, the President and Chief Executive Officer of the Company, and the other most highly compensated executive officers (named executives) of the Company, whose total annual salary and bonus exceeded $100,000 in 1996.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                Long-Term Compensation
                                                              Other            Awards           Payouts
                                                             Annual    Restricted  Securities            All other
                                                             Compen-      Stock    Underlying    LTIP     Compen-
Name and                                   Salary  Bonus(1) sation(2)    Award(s)   Options     Payouts  sation(3)
Principal Position                  Year     ($)      ($)      ($)         ($)        (#)         ($)       ($)
Thomas F. Seal                      1996   134,000   7,000   14,275         0            0         0       31,278
President and Chief Executive       1995   124,000  17,000   10,800         0      750,000         0       25,943
  Officer                           1994   120,000       0    1,600         0            0         0            0

John W. Wittwer                     1996   125,500   4,700    2,200         0            0         0            0
Executive Vice President            1995   120,500   7,000    1,800         0      250,000         0            0
                                    1994   118,000       0    1,600         0            0         0            0

Jaap van der Meer                   1996   115,800   6,000    1,000         0            0         0            0
Vice President Sales and Marketing

(1)  The amounts  shown represent what was  earned in the respective years.   Certain of these amounts were  paid in subsequent
     years.

(2)  Represents directors' fees  earned for the  respective years, and,  for Mr. Seal,  $12,000 and $9,000 cost of living payments  due to increased foreign living expenses in  1996 and 1995, respectively.

(3)  Represents payments made to or for the benefit of  the named executive for foreign housing and utilities ($25,687 in  1996 and $19,647 in 1995)  and certain other specific  foreign-location items ($5,591 in 1996 and $6,296 in 1995).  The Company's
     Board  of Directors has also agreed  to reimburse  Mr.  Seal for  foreign  income tax  costs,  if any,  which  are incurred in excess of what would have been  paid by him absent the foreign assignment.  No such amounts have been paid for any of the years presented.

                       AGGREGATED OPTION EXERCISES IN 1996
                       AND DECEMBER 31, 1996 OPTION VALUES

      The following table sets forth certain information concerning the exercise in 1996 of options to purchase Common Stock by the Executives named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1996.

                                                           Number of                       Value of
                                                     Securities Underlying                Unexercised
                         Shares                           Unexercised                    In-the-Money
                        Acquired        Value             Options at                      Options at
                      on Exercise    Realized(1)          12/31/96 (#)                  12/31/96 ($)(2)
Name                      (#)            ($)       Exercisable/Unexercisable       Exercisable/Unexercisable
Thomas F. Seal             0              0               0 / 750,000                     0 / 560,000

John W. Wittwer            0              0               0 / 250,000                     0 / 186,667

Jaap van der Meer       500,000        921,875            0 / 750,000                     0 / 560,000

(1)  The value realized equals the aggregate amount of  the excess of the fair market value on the date of exercise (the average of high and low prices  of Common Stock as reported by the Nasdaq Stock Market for the exercise  date) over the relevant exercise price.

(2)  The value is calculated based on the aggregate amount of  the excess of the average of the high and low prices of Common Stock as  reported by the Nasdaq Stock Market  for December 31, 1996 ($1.53) over the relevant  exercise price(s).  Options are "in-
     the-money" if the fair market value of the underlying securities exceeds the exercise price of the option.

                               EMPLOYMENT CONTRACT

      The Company and Mr. Van der Meer entered into an employment contract when Mr. Van der Meer joined the Company in September 1995. The contract had an initial term of one year, but remains in effect for successive one-year periods unless otherwise terminated by either party.

      The contract provides for compensation in the form of a monthly salary, set by the Company's Board of Directors annually, and the grant of certain stock options, which grants were made in 1995. The 1995 stock option grants were for
(i) the purchase of 500,000 shares of Common Stock at an exercise price of $.34375 per share, which option was exercised in May 1996; and (ii) the purchase of 750,000 shares of Common Stock at exercise prices ranging from $.50 to $1.10 per share, which options are exercisable beginning June 1998 through June 2000. Upon termination for any reason other than cause, Mr. Van der Meer is entitled to receive termination compensation equal to six months of salary.

                         COMPENSATION PURSUANT TO PLANS

INCENTIVE STOCK OPTION PLAN

     As of December 31, 1996, 136,577 shares were reserved for issuance under the 1981 Incentive Stock Option Plan (the "1981 PLAN"). As of December 31, 1996, an aggregate of 47,677 shares of Common Stock had been issued upon exercise of options granted under the 1981 Plan, and no options were outstanding. The Company is no longer granting new options under the 1981 Plan, primarily because of changes in the U.S. individual income tax laws. No options were granted during 1996.

1983 NON-STATUTORY STOCK OPTION PLAN

     The Company originally reserved 800,000 shares of Common Stock for issuance under its 1983 Non-Statutory Stock Option Plan, as amended (the "1983 PLAN"). The 1983 Plan is administered by the Board of Directors (with recommendations from the Compensation Committee), which selects the optionees and determines:
(i) the number of shares subject to each option; (ii) when the option becomes exercisable; (iii) the exercise price; and (iv) the duration of the option, which cannot exceed ten years from the date of the grant. The options granted pursuant to the Company's 1983 Plan are reserved for issuance to key employees, executive officers, directors and independent contractors of the Company and its subsidiaries. Generally, the options expire if employment is terminated and are non-transferable except by Will or the laws of descent and distribution as to accrued or vested portions. In 1988, the initial term of the 1983 Plan expired. The Board of Directors has extended the term of the 1983 Plan to 1998.

     The Board of Directors may also grant stock appreciation rights ("SAR'S") in connection with specific options granted under the 1983 Plan. Each SAR entitles the holder to either cash (in an amount equal to the excess of the fair market value of a share of the Company's Common Stock over the option price of the related option) or Common Stock (with the number of shares issued being determined by dividing the SAR's cash value by the fair market value of a share on the SAR exercise date). SAR's may be granted at the same time options under the 1983 Plan are granted and to holders of previously granted options. No SAR's have been granted under the 1983 Plan.

     In August 1989, the shareholders of the Company approved a reallocation of 263,423 of the shares originally reserved under the Company's 1981 Incentive Stock Option Plan as additional shares reserved for issuance under the 1983 Plan. Accordingly, the number of shares reserved for issuance under the 1983 Plan at December 31, 1996 was 1,063,423.

     At December 31, 1996, 188,031 shares of Common Stock had been issued upon exercise of options granted under the 1983 Plan, and options to purchase an aggregate of 377,000 shares of the Company's Common Stock (net of exercises and cancellations) were outstanding under the 1983 Plan. Based on 1,063,423 shares reserved for issuance at December 31, 1996 and 565,031 shares issued or issuable upon exercise of options granted under the 1983 Plan, options for an additional 498,392 shares could be granted in the future, under terms of the Plan. However, in conjunction with the grant of stock options to certain executives of the Company in August 1995, which are not part of the 1983 Plan or the 1981 Plan (see below), the Board of Directors limited the number of shares that could be issued under the terms of the two existing Plans of the Company, from that date forward, to 500,000. This limitation effectively reduces the number of shares which can be issued for stock options granted under the 1983 Plan from 498,392 shares to 53,700 shares at December 31, 1996.

1996 EXECUTIVE STOCK OPTION PLAN

     In August 1995, the Board of Directors approved the grant of stock options to nine members of management, including a new vice president of the Company. In total, options to purchase 2,950,000 shares of restricted Common Stock were granted. In 1996, the Company's shareholders approved an executive stock option plan to encompass these stock options and permit registration of the stock set aside for issuance with the Securities and Exchange Commission, which registration was completed during 1996. The plan provides for no additional grants of options unless some of the previously granted options are forfeited or terminated. As of December 31, 1996, the options have the following terms and conditions: 983,333 optioned shares vest on June 1, 1998 and are exercisable at $.50 per share; 983,333 optioned shares vest on June 1, 1999 and are exercisable at $.75 per share; and 983,334 optioned shares vest on June 1, 2000 and are exercisable at $1.10 per share. Options to purchase 750,000 shares of Common Stock were granted to both Thomas F. Seal and Jaap van der Meer (with vesting dates of June 1, 1998, 1999 and 2000) and options to purchase 250,000 shares of Common Stock were granted to John W. Wittwer (with vesting dates of June 1, 1998, 1999 and 2000).

     All unexercised options expire on September 1, 2000 or when the employee terminates employment with the Company, if sooner. All existing options (for the purchase of approximately 450,000 shares of unrestricted Common Stock) previously granted to members of management participating in the new grants, were voluntarily forfeited. Thomas F. Seal forfeited options to purchase 93,489 shares of Common Stock and John W. Wittwer forfeited options to purchase 102,000 shares of Common Stock.

PROFIT SHARING 401(K) PLAN

     In January 1986, the Company adopted a contributory profit sharing plan ("PLAN") which is designed to meet the requirements for qualification under
Section 401(k) of the Internal Revenue Code. The adoption of the Plan was approved by the Board of Directors in November 1985. Under the provisions of the Plan, a covered employee may elect a salary reduction and have an amount equal to the reduction of salary contributed to the Plan for his or her benefit, which contribution is excluded from the covered employee's taxable income. The Company has the discretion to make additional contributions to the Plan for the benefit of the employees, except that no discretionary contributions may be made for any officer or director of the Company. The total of the Company's deductible annual contribution may not exceed 15% of the employee's annual compensation, reduced by such employee's elective deferral of compensation, which may not exceed $9,500 per annum. Company contributions to the Plan were $4,700, $3,900 and $1,700 in 1996, 1995 and 1994, respectively, none of which were for the benefit of any officer or director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994, the Company entered into a "financial monitoring agreement" with H.F. Boeckmann, II which requires the Company, among other things, to obtain prior approval for major financing transactions, significant asset purchases or sale of a major portion of the Company's assets.

     In August 1995, the Company converted a $243,000 note payable to Michael F. Eichner ($242,000, net of related costs) to 87,339 shares of series D Convertible Preferred Stock. The Preferred Stock is convertible at the option of the shareholder into common shares at a rate of nine common shares for each preferred share, has voting rights as if the preferred shares were already converted, and features a 10% non-cumulative dividend subject to the discretion of the Board of Directors. In 1995, the Company paid interest of approximately $14,300 to Mr. Eichner.

     In 1995, the Company issued 581,818 shares of restricted Common Stock to Jaap van der Meer for net proceeds of approximately $194,000. In conjunction with this transaction, the Company granted Mr. Van der Meer an option to acquire another 500,000 shares of restricted Common Stock at the same exercise price of $.34375 per share, which option was exercised in 1996. The price per share for both of these transactions was based upon the average of high and low prices of Common Stock as reported by The Nasdaq Stock Market on the day the Board of Directors approved the transactions.

     In 1995, the Board of Directors granted options for the purchase of 2,950,000 shares of Common Stock to nine members of management, all as described in the section, "Compensation Pursuant to Plans" under the heading "1996 Executive Stock Option Plan."

     As of December 31, 1996, the Company has a $56,600 unsecured promissory note receivable, bearing interest at prime plus 3%, from John W. Wittwer. The note balance was $67,200 at December 31, 1995.

              LITIGATION INVOLVING EXECUTIVE OFFICERS AND DIRECTORS

     During the past five years, no executive officer or director of the Company has been, nor is presently, involved in any litigation material to such executive officer's or director's ability to serve as such or as to his integrity.

                      RATIFICATION OF SELECTION OF AUDITORS
                                (Proposal No. 2)

     Subject to ratification by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as auditors of the financial records of the Company and its subsidiaries for the fiscal year ending December 31, 1997. The accounting firm of Ernst & Young LLP, and its predecessors, has been the independent auditor of the Company since 1983.

     One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

     THE SELECTION OF ERNST & YOUNG LLP WILL BE SUBMITTED FOR RATIFICATION BY THE SHAREHOLDERS AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION.

                           VOTE NECESSARY FOR APPROVAL

     A majority of the outstanding shares of Common Stock and Common Stock equivalents of the Company represented at the annual meeting shall constitute a quorum of the shareholders. Each matter to be voted upon at the annual meeting for which this proxy statement is provided will be approved and adopted if at least a majority of all outstanding shares of Common Stock and Common Stock equivalents of the Company voted at the meeting are cast in favor of such approval and adoption.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by December 1, 1997 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     Neither the Company nor any of the persons named as proxies know of matters other than those stated above to be presented and voted on at the annual meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters.

                                  ANNUAL REPORT

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 includes the Company's Annual Report on Form 10-K and has been mailed with this proxy statement to shareholders of record as of March 14, 1997, but it is not deemed a part of the proxy soliciting materials.

                              FINANCIAL STATEMENTS

     Financial statements for the Company and its subsidiaries are included in the Annual Report to Shareholders for the Year 1996.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO D. KERRY STUBBS, VICE PRESIDENT FINANCE, ALPNET, INC., 4460 SOUTH HIGHLAND DRIVE, SUITE 100, SALT LAKE CITY, UTAH 84124-3543, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ONLY UPON SPECIFIC REQUEST AND UPON PAYMENT OF A FEE REPRESENTING THE EXPENSES OF FURNISHING ANY SUCH EXHIBITS.

                                              By Order of the Board of Directors

                                                                 D. Kerry Stubbs
                                                                       Secretary
Salt Lake City, Utah
March 31, 1997

                          PROXY FOR 1997 ANNUAL MEETING
                               OF SHAREHOLDERS OF
                                  ALPNET, INC.

                      4460 SOUTH HIGHLAND DRIVE, SUITE #100
                         SALT LAKE CITY, UTAH 84124-3543

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas F. Seal and John W. Wittwer, and each of them, as proxies of the undersigned, with full power of substitution and revocation to each of them, for and in the name of the undersigned to vote all shares of Common Stock of ALPNET, Inc. (the "COMPANY"), which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on May 22, 1997, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below, and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" 1 AND 2.

  1. ELECTION OF DIRECTORS

     [ ]FOR all nominees listed below        [ ]WITHHOLD AUTHORITY
        (except as marked to the contrary       To vote for all nominees listed
        below)                                  below

     [INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.]

     Michael F. Eichner, Thomas F. Seal, John W. Wittwer, Jaap van der Meer, and James R. Morgan

  2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

     [ ]FOR                        [ ]AGAINST                      [ ]ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND OTHERWISE IN THE DISCRETION OF ANY OF THE PROXIES.

                                      Please sign exactly as your name appears on the label to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      Stockholder Signature

                                      Stockholder Signature (Joint Signature if
                                        Applicable)

DATED this      day of          1997.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.